Exhibit 99.1

Filed by Cholestech Corporation

Pursuant to Rule 425 under the Securities Act of 1933, as amended

Subject Company: Cholestech Corporation

Commission File No.: 000-20198

ISS and Glass Lewis Recommend Cholestech Stockholders Vote ‘FOR’ Merger

HAYWARD, Calif. – September 10, 2007 — Cholestech Corporation (Nasdaq: CTEC) today announced that Institutional Shareholder Services (ISS) and Glass Lewis, two leading independent proxy advisory firms, recommended that Cholestech stockholders vote “FOR” the merger transaction between Cholestech and Inverness Medical Innovations, Inc. (Amex: IMA) and Iris Merger Sub, Inc., a wholly owned subsidiary of Inverness.  Cholestech stockholders should vote promptly so that their votes can be counted at the company’s September 12, 2007 Special Meeting of Stockholders.

“We are very pleased that ISS and Glass Lewis have confirmed our board of directors’ view that this transaction is in the best interests of our stockholders,” said Warren E. Pinckert II, Cholestech’s President and CEO.

Stockholders of record as of the close of business on August 1, 2007, are entitled to vote on the proposed merger.  Under the terms of the merger agreement, as announced on June 4, 2007, Cholestech stockholders will receive .43642 shares of Inverness common stock per share after closing.

Cholestech’s board of directors has carefully reviewed and considered the terms and conditions of the merger agreement.  Based on its review, Cholestech’s board of directors has unanimously determined that the merger is advisable, fair and in the best interests of Cholestech and its stockholders and recommends that stockholders vote for approval of the principal terms of the merger and for the adjournment proposal.

Cholestech urges all stockholders to vote “FOR” the merger transaction, consistent with the recommendations of ISS, Glass- Lewis and Cholestech’s board of directors.

Since approval of the merger requires the affirmative vote of at least a majority of the outstanding shares, each Cholestech stockholder’s vote is extremely important, regardless of the number of shares owned.  A failure to vote will have the same effect as a vote against the transaction.

Cholestech stockholders should vote by telephone or by Internet by following the easy instructions on the proxy card, or by signing, dating and returning the proxy card promptly to ensure their shares are voted.

Cholestech’s Special Meeting of Stockholders will be held on September 12, 2007 at 10:00 a.m., local time, at Cholestech’s executive offices at 3347 Investment Boulevard, Hayward, California 94545.

About Cholestech

Cholestech is committed to enabling people to lead longer, healthier and more active lives. Cholestech provides easy to use, accessible diagnostic tools and information to health care practitioners in over 35 countries around the world. Cholestech offers efficient and economic diagnostic testing for cholesterol and related lipids, blood glucose and glycemic control, and liver enzymes at the point of care. Health care providers can use the CLIA-waived Cholestech LDX® and GDX™* Systems and the hs-CRP test, which is cleared by the FDA for use in moderate complexity labs, to initiate and monitor the progress of patient therapy. By providing effective disease management solutions, Cholestech’s goal is to be a leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease, inflammatory disorders and diabetes. *The GDX system is 510(k) cleared for prescription home use and, accordingly, is CLIA waived.

Cholestech LDX is a registered trademark and Cholestech GDX is a trademark of Cholestech Corporation. All other trademarks mentioned in this document are the property of their respective owners. For more information about Cholestech and its products visit us on the web at www.cholestech.com.

Cholestech Contact:
John F. Glenn
Vice President Finance and Chief
Financial Officer
Cholestech Corporation
510-732-7200
jglenn@cholestech.com

About Inverness

By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.

For additional information on Inverness Medical Innovations, please visit its website at www.invernessmedical.com.

Additional Information About the Proposed Transaction and Where to Find It:

Inverness filed with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which includes Cholestech’s proxy statement and Inverness’ prospectus for the proposed transaction. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT INVERNESS, CHOLESTECH, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Inverness and Cholestech can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the proxy statement/prospectus are available from Inverness by contacting Shareholder Relations at (781) 647-3900 or from Cholestech by contacting John Glenn at (510) 732-7200 or jglenn@cholestech.com.

Inverness, Cholestech and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cholestech in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction are included in the definitive proxy statement/prospectus described above.

Additional information regarding Inverness’ directors and executive officers is also included in Inverness’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Additional information regarding Cholestech’s directors and executive officers is also included in Cholestech’s Annual Report on Form 10-K/A, which was filed with the SEC on July 19, 2007. The Inverness proxy statement and Cholestech annual report are available free of charge at the SEC’s web site at www.sec.gov and from Inverness and Cholestech by contacting them as described above.